Exhibit 99.1

WisdomTree Announces First Quarter 2013 Results

Record $5.9 billion net inflows, 10.8% market share

Record revenues, up 53% from year ago quarter

Record net income $7.9 million, up 50% from prior quarter, up seven times from year ago quarter

Diluted EPS $0.06

New York, NY – (GlobeNewswire) – April 26, 2013 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $7.9 million for the first quarter of 2013, or $0.06 per share on a fully diluted basis. This compares to $1.1 million, or $0.01 per share on a fully diluted basis, in the first quarter of 2012 and $5.3 million, or $0.04 per share on a fully diluted basis, in the fourth quarter of 2012.

WisdomTree CEO and President Jonathan Steinberg commented, “WisdomTree’s net inflows of $5.9 billion represented our best quarter yet and fueled a meaningful acceleration in our organic growth in 2013. The drivers behind this strong top-line growth underscore two important points: First, WisdomTree is innovating and executing at the highest levels – our currency hedged Japanese equity strategy led the entire ETF industry with $3.9 billion of net inflows in the first quarter. Second, we are seeing balanced growth across our platform in important asset classes. In fact, excluding Japan-related assets, we achieved our second best quarter with $1.9 billion in inflows across our dividend-weighted equity and fixed income strategies.”

Mr. Steinberg continued, “Our scalable business model is driving strong top-line growth, expanding margins and earnings. At $27 billion in assets and the fifth largest U.S. ETF sponsor today, WisdomTree has reached an exciting point in our development.”

Assets Under Management, Net Inflows and Market Share

ETF assets under management (“AUM”) were $25.1 billion at March 31, 2013, up from $15.7 billion at March 31, 2012 and $18.3 billion at December 31, 2012. Net inflows for the first quarter of 2013 were $5.9 billion compared to $2.3 billion in the first quarter of 2012 and $1.1 billion in the fourth quarter of 2012. WisdomTree’s market share of industry net inflows was 10.8% in the first quarter of 2013 as compared to 4.3% in the first quarter of 2012 and 1.9% in the fourth quarter of 2012.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Dec. 31, 2012	Mar. 31, 2012
Operating Highlights (in billions):
ETF AUM	$25.1	$18.3	$15.7	37.3%	60.0%
ETF net inflows	$5.9	$1.1	$2.3	456.5%	156.3%
Average ETF AUM	$21.9	$17.1	$14.3	28.5%	53.8%
Average ETF advisory fee	0.54%	0.54%	0.54%	—	—
Market share of industry inflows	10.8%	1.9%	4.3%	+8.9	+6.5

Financial Highlights (in millions):
Total revenues	$29.3	$23.6	$19.2	24.5%	53.1%
Net income	$7.9	$5.3	$1.1	49.5%	604.4%
Proforma operating income (non-GAAP)	$7.9	$5.1	$1.9	54.5%	323.9%
Gross margin[1]	72%	68%	63%	+4	+9
Pre-tax margin	27%	22%	6%	+5	+21
Proforma pre-tax margin	27%	22%	10%	+5	+17

Recent Business Developments

•	On January 14, 2013, WisdomTree announced the WisdomTree Emerging Markets Equity Income Fund (DEM) Surpassed $5 Billion in Assets.

•	On January 22, 2013, WisdomTree announced the WisdomTree Japan Hedged Equity Fund (DXJ) Surpassed $2 Billion in Assets.

•	On January 23, 2013, WisdomTree announced the Company Surpassed $20 Billion in AUM.

•	On January 31, 2013, WisdomTree announced the launch of the WisdomTree Global Corporate Bond Fund (GLCB).

•	On March 15, 2013, WisdomTree announced the WisdomTree Japan Hedged Equity Fund (DXJ) Surpassed $5 Billion in Assets.

•	On April 25, 2013, WisdomTree announced the WisdomTree Emerging Markets Corporate Bond Fund (EMCB) Received a National Association of Insurance Companies (NAIC) Designation.

Performance

77% of the $21.8 billion invested in our 34 equity ETFs on March 31, 2013 were in funds that, since their respective inceptions, outperformed their capitalization-weighted or competitive benchmarks through that date. 62%, or 21 of our 34 equity ETFs, outperformed their capitalization-weighted or competitive benchmarks since their respective inceptions through March 31, 2013. For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

First Quarter Financial Discussion

Revenues

Total revenues increased 53.1% to a record $29.3 million as compared to the first quarter of 2012 and 24.5% compared to the fourth quarter of 2012 primarily due to higher average AUM as a result of record $5.9 billion of net inflows into our ETFs. Our average advisory fee earned was unchanged at 0.54% as compared to the first and fourth quarters of 2012.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 72% in the first quarter of 2013 as compared to 63% in the first quarter of 2012 and 68% in the fourth quarter of 2012. The end of our joint venture with BNY Mellon and higher AUM were the primary drivers for the higher gross margin.

Our pre-tax margin was 27% in the first quarter of 2013 as compared to 6% in the first quarter of 2012 and 22% in the fourth quarter of 2012 reflecting the operating scale in our business model.

Expenses

Total expenses increased 19.0% to $21.5 million from $18.1 million in the first quarter of 2012 and increased 17.3% from $18.3 million in the fourth quarter of 2012. Included in the prior periods were non-operating items related to patent litigation, ETF shareholder proxy and secondary and initial exchange listing costs.

	Three Months Ended			Change from
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Dec. 31, 2012	Mar. 31, 2012
Total expenses	$21,487	$18,321	$18,055	17.3%	19.0%
Patent litigation, net	—	524	(672)
ETF shareholder proxy	—	—	(66)
Offering costs	—	(353)	—

Proforma operating expenses (non-GAAP)	$21,487	$18,492	$17,317	16.2%	24.1%

•

Compensation and benefits expense increased 27.7% to $7.5 million compared to the first quarter of 2012. This increase was primarily due to higher accrued incentive compensation due to our record level of net inflows. Our headcount at the end of the first quarter of 2013 was 72 compared to 64 at the end of the first quarter of 2012.

Compensation and benefits expense increased 21.4% compared to the fourth quarter of 2012 primarily due to higher accrued incentive compensation, higher stock based compensation and payroll taxes.

•

Fund management and administration expenses increased 51.2% to $8.2 million compared to the first quarter of 2012. At the end of 2012, we ended our joint venture with BNY Mellon. As a result, we began to record certain operating costs related to our currency and fixed income ETFs, which were previously recognized by BNY Mellon as part of the joint venture. This resulted in approximately $0.6 million in higher costs. Higher average AUM resulted in a $1.8 million increase in portfolio management, fund administration, accounting, index licensing, regulatory and distribution fees. We also incurred $0.3 million in higher printing related fees due to an increase in the number of holders of our ETFs.

Fund management and administration expenses increased 29.6% compared to the fourth quarter of 2012 primarily due to the end of the joint venture and higher average AUM.

•

Marketing and advertising expenses increased 46.1% to $1.9 million compared to the first quarter of 2012 and increased 19.1% compared to the fourth quarter of 2012 primarily due to higher levels of advertising related activities to support our growth.

•

Sales and business development expenses more than doubled to $1.8 million compared to the first quarter of 2012 and increased 71.0% compared to the fourth quarter of 2012 primarily due to higher levels of sales related initiatives and activities.

•

Professional and consulting fees decreased 44.7% to $0.6 million compared to the first quarter of 2012 and decreased 22.2% compared to the fourth quarter of 2012 primarily due to lower variable stock based compensation, which ended as of the end of 2012, partly offset by higher corporate consulting and accounting related fees.

•

Occupancy, communication and equipment expense increased 25.2% to $0.4 million compared to the first quarter of 2012. Beginning in the second quarter of 2012, we began occupying office space we had previously sub-leased to a third party. This expense was essentially unchanged compared to the fourth quarter of 2012.

•

Third-party sharing arrangements expense declined 93.6% to $0.1 million compared to the first quarter of 2012 and declined 91.5% compared to the fourth quarter of 2012 due to the end of our joint venture with BNY Mellon discussed above.

•

Other expenses increased 41.4% to $0.9 million compared to the first quarter of 2012 and increased 12.5% compared to the fourth quarter of 2012 primarily due to higher general and administrative expenses.

Balance Sheet

As of March 31, 2013, WisdomTree had total assets of $76.1 million which consisted primarily of cash and cash equivalents of $52.3 million and investments of $10.7 million. The Company has no debt. There were approximately 127.7 million shares of common stock issued as of March 31, 2013. Fully diluted weighted average shares outstanding were 139.7 million for the three months ended March 31, 2013.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, April 26, 2013 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•

Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•

Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•

We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•

We derive a substantial portion of our revenue from a limited number of products and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•

We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

•

We may from time to time in the future be, involved in legal proceedings that could require significant management time and attention, possibly resulting in significant expense or in an unfavorable outcome, which could have a material adverse effect on our business, financial conditions, results of operations and cash flows.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 47 ETFs across Equities, Fixed Income, Currency Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $27.3 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiaries WisdomTree Asset Management, Inc. and WisdomTree Retirement Services, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust. WisdomTree Retirement Services, Inc. supports the use of the WisdomTree ETFs in retirement plans by financial professionals.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended			% Change From
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012	Dec. 31, 2012	Mar. 31, 2012

Revenues
ETF advisory fees	$29,153	$23,379	$18,975	24.7%	53.6%
Other income	188	195	195	-3.6%	-3.6%

Total revenues	29,341	23,574	19,170	24.5%	53.1%

Expenses
Compensation and benefits	7,482	6,165	5,857	21.4%	27.7%
Fund management and administration	8,223	6,343	5,439	29.6%	51.2%
Marketing and advertising	1,937	1,627	1,326	19.1%	46.1%
Sales and business development	1,801	1,053	860	71.0%	109.4%
Professional and consulting fees	613	788	1,109	-22.2%	-44.7%
Occupancy, communication and equipment	377	369	301	2.2%	25.2%
Depreciation and amortization	82	82	71	0.0%	15.5%
Third party sharing arrangements	111	1,300	1,745	-91.5%	-93.6%
Other	861	765	609	12.5%	41.4%
ETF shareholder proxy	—	—	66	n/a	n/a
Patent litigation, net	—	(524)	672	n/a	n/a
Offering costs	—	353	—	n/a	n/a

Total expenses	21,487	18,321	18,055	17.3%	19.0%

Income before provision for income taxes	7,854	5,253	1,115	49.5%	604.4%

Provision for income taxes	—	—	—

Net income	$7,854	$5,253	$1,115	49.5%	604.4%

Net income per share - basic	$0.06	$0.04	$0.01

Net income per share - diluted	$0.06	$0.04	$0.01

Weighted average common shares - basic	125,436	124,202	119,182

Weighted average common shares - diluted	139,650	138,417	137,400

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Revenues
ETF advisory fees	$29,153	$23,379	$18,975
Other income	188	195	195

Total revenues	29,341	23,574	19,170

Operating expenses
Compensation and benefits	7,482	6,165	5,857
Fund management and administration	8,223	6,343	5,439
Marketing and advertising	1,937	1,627	1,326
Sales and business development	1,801	1,053	860
Professional and consulting fees	613	788	1,109
Occupancy, communication and equipment	377	369	301
Depreciation and amortization	82	82	71
Third party sharing arrangements	111	1,300	1,745
Other	861	765	609

Total proforma operating expenses	21,487	18,492	17,317

Proforma operating income	7,854	5,082	1,853

ETF shareholder proxy	—	—	66
Patent litigation, net	—	(524)	672
Offering costs	—	353	—

Income before provision for income taxes	7,854	5,253	1,115

Provision for income taxes	—	—	—

Net income	$7,854	$5,253	$1,115

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	March 31, 2013	December 31, 2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$52,297	$41,246
Accounts receivable	11,098	9,348
Other current assets	1,529	1,273

Total current assets	64,924	51,867

Fixed assets, net	408	480
Investments	10,668	11,036
Other noncurrent assets	53	42

Total assets	$76,053	$63,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$9,513	$6,924
Compensation and benefits payable	2,613	2,156
Accounts payable and other liabilities	2,800	3,272

Total current liabilities	14,926	12,352

Other noncurrent liabilities	—	13

Total liabilities	14,926	12,365

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 127,667 and 126,554	1,276	1,265
outstanding: 125,628 and 125,272
Additional paid-in capital	180,028	177,826
Accumulated deficit	(120,177)	(128,031)

Total stockholders’ equity	61,127	51,060

Total liabilities and stockholders’ equity	$76,053	$63,425

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31, 2013	March 31, 2012
	(Unaudited)
Cash flows from operating activities
Net income	$7,854	$1,115
Non-cash items included in net income:
Depreciation and amortization	82	71
Stock-based compensation	1,714	2,115
Deferred rent	(34)	(37)
Accretion to interest income and other	39	20
Changes in operating assets and liabilities:
Accounts receivable	(1,750)	(1,504)
Other assets	(256)	198
Fund management and administration payable	2,589	1,913
Compensation and benefits payable	457	(2,931)
Accounts payable and other liabilities	(451)	1,720

Net cash provided by operating activities	10,244	2,680

Cash flows from investing activities
Purchase of fixed assets	(10)	(56)
Purchase of investments	(1,314)	(3,549)
Proceeds from the redemption of investments	1,633	2,486

Net cash provided by/( used in) investing activities	309	(1,119)

Cash flows from financing activities
Net proceeds from sale of common stock	—	4,329
Shares repurchased	(249)	(995)
Proceeds from exercise of stock options	747	1,613

Net cash provided by financing activities	498	4,947

Net increase in cash and cash equivalents	11,051	6,508

Cash and cash equivalents - beginning of period	41,246	25,630

Cash and cash equivalents - end of period	$52,297	$32,138

Supplemental disclosure of cash flow information

Cash paid for income taxes	$34	$3

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Total ETFs (in millions)
Beginning of period assets	18,286	16,783	12,182
Inflows/(outflows)	5,893	1,059	2,299
Market appreciation/(depreciation)	924	444	1,210

End of period assets	25,103	18,286	15,691

Average assets during the period	21,934	17,068	14,265

ETF Industry and Market Share (in billions)
ETF industry net inflows	54.4	55.4	53.2
WisdomTree market share of industry inflows	10.8%	1.9%	4.3%

International Developed Equity ETFs (in millions)
Beginning of period assets	3,732	2,896	2,407
Inflows/(outflows)	4,210	620	302
Market appreciation/(depreciation)	583	216	255

End of period assets	8,525	3,732	2,964

Average assets during the period	6,072	3,022	2,680

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	7,332	6,542	3,613
Inflows/(outflows)	876	515	1,398
Market appreciation/(depreciation)	(137)	275	583

End of period assets	8,071	7,332	5,594

Average assets during the period	7,905	6,767	4,780

US Equity ETFs (in millions)
Beginning of period assets	4,371	4,640	3,429
Inflows/(outflows)	291	(205)	565
Market appreciation/(depreciation)	499	(64)	281

End of period assets	5,161	4,371	4,275

Average assets during the period	4,749	4,522	3,990

International Fixed Income ETFs (in millions)
Beginning of period assets	2,118	1,904	1,506
Inflows/(outflows)	508	190	161
Market appreciation/(depreciation)	(26)	24	68

End of period assets	2,600	2,118	1,735

Average assets during the period	2,453	1,990	1,627

Currency ETFs (in millions)
Beginning of period assets	611	654	950
Inflows/(outflows)	12	(37)	(104)
Market appreciation/(depreciation)	3	(6)	35

End of period assets	626	611	881

Average assets during the period	637	632	935

Alternative Strategy ETFs (in millions)
Beginning of period assets	122	147	277
Inflows/(outflows)	(4)	(24)	(23)
Market appreciation/(depreciation)	2	(1)	(12)

End of period assets	120	122	242

Average assets during the period	118	135	253

Average ETF assets during the period
Emerging markets equity ETFs	36%	39%	33%
International developed equity ETFs	27%	18%	19%
US equity ETFs	22%	26%	28%
International fixed income ETFs	11%	12%	12%
Currency ETFs	3%	4%	7%
Alternative strategy ETFs	1%	1%	1%

Total	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.95%
Emerging markets equity ETFs	0.67%	0.67%	0.67%
International fixed income ETFs	0.55%	0.55%	0.55%
International developed equity ETFs	0.52%	0.54%	0.55%
Currency ETFs	0.51%	0.50%	0.49%
US equity ETFs	0.35%	0.35%	0.35%

Blended total	0.54%	0.54%	0.54%

Number of ETFs - end of the period
International developed equity ETFs	18	18	18
US equity ETFs	11	11	12
International fixed income ETFs	6	5	5
Currency ETFs	5	5	7
Emerging markets equity ETFs	5	5	4
Alternative strategy ETFs	2	2	2

Total	47	46	48

Headcount	72	70	64

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma operating income, proforma expenses and proforma pre-tax operating margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items including (1) our patent litigation with Research Affiliates LLC; (2) expenses for the WisdomTree ETF shareholder proxy solicitation; and (3) advisory and other related fees associated with the secondary offering of our common stock in November 2012. Management excludes these items when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	For the Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
GAAP total expenses	$21,487	$18,321	$18,055

ETF shareholder proxy	—	—	(66)
Patent litigation, net	—	524	(672)
Offering costs	—	(353)	—

Proforma operating expenses	$21,487	$18,492	$17,317

GAAP net income	$7,854	$5,253	$1,115

ETF shareholder proxy	—	—	66
Patent litigation, net	—	(524)	672
Offering costs	—	353	—

Proforma operating income	$7,854	$5,082	$1,853

GAAP net income	$7,854	$5,253	$1,115
Divide GAAP total revenue	29,341	23,574	19,170

GAAP pre-tax margin	26.8%	22.3%	5.8%

Proforma pre-tax net income	$7,854	$5,082	$1,853
Divide GAAP total revenue	29,341	23,574	19,170

Proforma pre-tax operating margin	26.8%	21.6%	9.7%